Exhibit 99.1

Contact:

Kevin L. Rakin	Rhonda Chiger
President & Chief Executive Officer	Investor Relations
Genaissance Pharmaceuticals, Inc.	Rx Communications Group
203.786.3404	917.322.2569
k.rakin@genaissance.com	rchiger@RxIR.com

For Immediate Release

Genaissance Pharmaceuticals and Lark Technologies Receive Shareholder Approval For and Close Merger

- Combined Entity Expands Genaissance’s Pharmacogenomic Base Business and Global Presence -

New Haven, CT, April 1, 2004 – Genaissance Pharmaceuticals, Inc. (NASDAQ: GNSC) and Lark Technologies, Inc. (OTC-BB: LRKT) today announced that they closed the merger of Lark Technologies with and into a wholly owned subsidiary of Genaissance following approval of the merger by the stockholders of each of the two companies.  The terms of the Agreement and Plan of Merger include the exchange of each outstanding share of Lark Technologies common stock for 1.81 shares of Genaissance common stock.

“I would like to welcome Lark shareholders and employees to Genaissance,” said Kevin Rakin, President and Chief Executive Officer of Genaissance Pharmaceuticals.  “The acquisition represents another step in the execution of our strategy to build a profitable base services business while developing proprietary products based on our HAP™ Technology.  We now have access to a broader client base, additional GLP services, a strong and growing European operation and an experienced team focused on profitable revenue generation.  In his new position, Dr. Carl Balezentis will head the effort to grow this profitable base services business, generating additional funds that will be available for the development of proprietary diagnostic and pharmaceutical products.”

“Our entire team is excited to be a part of Genaissance,” said Carl Balezentis, Ph.D., Senior Vice President of Genaissance and President of Lark.  “We look forward to telling our combined customer base that we can provide one stop shopping for all of their DNA analysis needs.”

About Genaissance Pharmaceuticals

Genaissance Pharmaceuticals, Inc. is a world leader in the discovery and use of human gene variation for the development of a new generation of DNA-based diagnostic and therapeutic products. Genaissance markets its technology, clinical development skills and pharmacogenomic services to the pharmaceutical industry as a complete solution for improving the development, marketing and prescribing of drugs. Genaissance has agreements with major pharmaceutical, diagnostic and biotechnology companies. Genaissance is headquartered in Science Park in New Haven, Connecticut. Visit the company’s website at www.genaissance.com.

About Lark Technologies

Lark Technologies, Inc., based in Houston, Texas, offers genomic services for use in pharmaceutical, diagnostic and agricultural product research and development. These services include genomic data management, microarray support, quantitative PCR, genotyping, genetically-modified organism testing, and a battery of other molecular biology services which support researchers in the pharmaceutical, biotechnology and academic sectors in their attempt to understand the mechanisms of disease and to discover and develop new drugs. Visit the company’s website at www.lark.com.

This press release contains forward-looking statements. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to in such statements, including, but not limited to, the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety, the attraction of new business and strategic partners, the adoption of our technologies by the pharmaceutical industry, the timing and success of clinical trials, competition from pharmaceutical, biotechnology and diagnostics companies, the strength of our intellectual property rights and those risks identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004, and in other filings we make with the Securities and Exchange Commission from time to time. The forward-looking statements contained herein represent the judgment of Genaissance as of the date of this release. Genaissance disclaims any obligation to update any forward-looking statement.

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